Exhibit 99.2

Opus Genetics Inc.

Condensed Financial Statements
For the Nine Months Ended September 30, 2024

Opus Genetics Inc.

Opus Genetics Inc.
Condensed Balance Sheets

	As of
	September 30,	December 31,
	2024	2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,503,291	$180,422
Prepaids and other current assets	78,683	127,503
Total current assets	1,581,974	307,925
Right-of-use assets	89,347	174,362
Property and equipment, net	265,774	305,887
Total assets	$1,937,095	$788,174

Liabilities, convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$883,735	$1,038,453
Accrued expenses and other liabilities	92,856	712,970
Promissory Note	314,504	—
Convertible notes	4,338,024	327,969
Total current liabilities	5,629,119	2,079,392
Lease liability, long term	—	63,450
Warrant liabilities	1,555,345	790,215
Total liabilities	7,184,464	2,933,057

Commitments and contingencies (Note 3)

Convertible preferred stock, $0.00001 par value; 58,188,000 shares authorized as of September 30, 2024 and December 31, 2023, 32,504,331 and 32,395,710 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively; liquidation preference $ 28,787,491 and $28,690,106 as of September 30, 2024 and December 31, 2023, respectively.	22,580,206	22,580,206
Stockholders’ deficit:
Common stock, par value $0.00001; 71,102,000 shares authorized as of September 30, 2024 and December 31, 2023; 6,304,141 and 6,256,789 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively.	62	62
Additional paid-in capital	615,187	334,720
Accumulated deficit	(28,442,824)	(25,059,871)
Total stockholders’ deficit	(27,827,575)	(24,725,089)
Total liabilities, convertible preferred stock and stockholders’ deficit	$1,937,095	$788,174

See accompanying notes.

Opus Genetics Inc.
Condensed Statement of Operations and Comprehensive Loss
(unaudited)

For the Nine Months Ended
September 30,
2024

Operating expenses:
General and administrative	$1,790,312
Research and development	936,397
Total operating expenses	2,726,709
Loss from operations	(2,726,709)
Financing costs	(105,821)
Interest expense	(5,316)
Change in instruments measured at fair value	(722,364)
Other income, net	177,257
Loss before income taxes	(3,382,953)
Provision for income taxes	—
Net loss	(3,382,953)
Other comprehensive loss, net of tax	—
Comprehensive loss	$(3,382,953)

See accompanying notes.

Opus Genetics Inc.
Condensed Statement of Changes in Convertible Preferred Stock and Stockholders’ Deficit
(unaudited)

					Additional
	Convertible Preferred Stock		Common Stock		Paid–In	Accumulated	Total
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance at December 31, 2023	32,395,710	$22,580,206	6,256,789	$62	$334,720	$(25,059,871)	$(24,725,089)
Issuance of convertible preferred stock	108,621	—	—	—	—	—	—
Issuance of common stock	—	—	47,352	—	—	—	—
Stock–based compensation	—	—	—	—	280,467	—	280,467
Net loss	—	—	—	—	—	(3,382,953)	(3,382,953)
Balance at September 30, 2024	32,504,331	$22,580,206	6,304,141	$62	$615,187	$(28,442,824)	$(27,827,575)

See accompanying notes.

Opus Genetics Inc.
Condensed Statement of Cash Flows
(unaudited)

For the Nine Months Ended
September 30, 2024
Operating activities
Net loss	$(3,382,953)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	280,467
Depreciation	40,113
Change in instruments measured at fair value - convertible notes	715,672
Change in instruments measured at fair value - warrants	6,692
Financing cost (non-cash)	105,821
Lease expense	85,015
Change in assets and liabilities:
Prepaid expenses and other assets	48,820
Accounts payable	(154,718)
Accrued expenses and other liabilities	(283,661)
Net cash used in operating activities	(2,538,732)
Investing activities
Net cash used in investing activities	—
Financing activities
Proceeds from issuance of convertible preferred stock	—
Issuance costs attributed to convertible preferred stock	—
Issuance of convertible notes	3,294,383
Issuance of warrants	652,617
Finance lease payment	(85,399)
Exercise of warrants	—
Exercise of stock options	—
Net cash provided by financing activities	3,861,601
Net increase (decrease) in cash and cash equivalents	1,322,869
Cash and cash equivalents at beginning of period	180,422
Cash and cash equivalents at end of period	$1,503,291
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$—
Cash paid for interest	$3,807
Supplemental non-cash financing transactions:
Issuance of warrants for no consideration	$105,821

See accompanying notes.

Opus Genetics Inc.
Notes to Condensed Financial Statements
1.	Company Description and Summary of Significant Accounting Policies

Nature of Business

Opus Genetics Inc. (the “Company” or “Opus”) was a privately-owned clinical-stage gene therapy company for inherited retinal diseases from its inception through September 30, 2024. The Company was formed as a Delaware corporation on January 7, 2021 and is headquartered in Durham, North Carolina. The Company has not generated any revenues since inception and has never engaged in revenue-producing operations.

Acquisition by Ocuphire Pharma, Inc.

October 22, 2024, Ocuphire Pharma, Inc. (“Ocuphire”) acquired Opus (the “Merger”) in accordance with the terms of a merger agreement (“Merger Agreement”). Following the Merger, Ocuphire was renamed as Opus Genetics, Inc., effective October 23, 2024. For more information, see Note 10 – Subsequent Events.

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared by the Company, pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) have been condensed or omitted pursuant to such rules and regulations. The condensed financial statements may not include all disclosures required by GAAP; however, the Company believes that the disclosures are adequate to make the information presented not misleading. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and the notes thereto for the year ended December 31, 2023. The condensed balance sheet at December 31, 2023 was derived from the audited financial statements of the Company.

In the opinion of management, all adjustments, consisting of only normal recurring adjustments that are necessary to present fairly the financial position, results of operations, and cash flows for the interim periods, have been made. The results of operations for the interim periods are not necessarily indicative of the operating results for the full fiscal year or any future periods.

The Company does not have any subsidiaries or other entities that require consolidation for financial statement reporting purposes.

Liquidity

From its inception through September 30, 2024, the Company had devoted substantially all its resources to organizational and staffing activities, business planning, raising capital, and acquiring, developing and general and administrative support activities. The Company incurred losses and negative cash flows from operations since inception and had an accumulated deficit of $28.4 million as of September 30, 2024. Since inception through September 30, 2024, the Company had funded operations primarily with the net proceeds from the issuance of preferred equity securities, convertible promissory notes and to a lesser extent, from the issuance of common stock. The Company will require additional capital to continue research and development programs, including progressing clinical product candidates to commercialization. The Company had cash and cash equivalents of $1,503,291. The Company was acquired by Ocuphire in October 2024 (the “Acquisition”). See Note 9 – Subsequent Events. In association, with the Acquisition, the Company became a wholly owned entity. Accordingly, as a result of the Acquisition, the Company believes they will have sufficient funds to meet the obligations as they come due at least for a period of twelve months from the date of the issuance of these financial statements.  In the longer term, the Company will have to continue to generate additional capital to meet the needs through sources such as new and existing collaborations and related license and milestones, the sale of equity securities, grant-funding opportunities, deferring certain discretionary costs and staging certain development costs, as needed.

Opus Genetics Inc.
Notes to Condensed Financial Statements
Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of 90 days or less at the time of deposit to be cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents. Management follows approved policies established by the Company’s Board of Directors (the “Board”) to reduce credit risk associated with the Company’s cash deposit and investment accounts. Pursuant to these policies, the Company limits its exposure through the kind, quality and concentration of its investments. The Company’s cash and cash equivalents are held or managed by one financial institutions in the United States. As of September 30, 2024, the Company had $1,270,066 cash and cash equivalents that exceeded eligible for coverage by Federal Deposit Insurance Corporation (“FDIC”).

Fair Value of Common Stock and Preferred Stock

In the absence of a public trading market as a company with no significant revenues, the Company considered a range of factors to determine the fair value of the common stock and preferred stock (collectively equity). In determining the fair value of its equity, the Company used methodologies, approaches, and assumptions consistent with the American Institute of Certified Public Accountants (AICPA) Audit and Accounting Practice Aid Series: Valuation of Privately Held Company Equity Securities Issued as Compensation (the AICPA Practice Guide). The Company considered various objective and subjective factors, along with input from independent third-party valuation firms in connection with the common stock and preferred stock valuations. The factors considered for the equity stock valuations included (1) the achievement of technical and operational milestones by the Company; (2) the status of strategic relationships with collaborators; (3) the significant risks associated with the Company’s stage of development; (4) capital market conditions for life science companies and, in particular, similarly situated, privately held, early-stage life science companies; (5) the Company’s available cash, financial condition, and results of operations; (6) the most recent sales of the Company’s capital stock to the extent they were with outside parties; and (7) the preferential rights of any outstanding preferred stock.

Fair Value Measurements

The accounting guidance defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or non-recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the accounting guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1 – This level consists of observable inputs such as quoted prices in active markets.

Opus Genetics Inc.
Notes to Condensed Financial Statements
Level 2  – This level consists of inputs, other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3 – This level consists of unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Financial liabilities that are measured at fair value on a recurring basis include the convertible notes and the warrant liabilities. None of the Company’s non-financial assets or liabilities are recorded at fair value on a non-recurring basis. No transfers between levels have occurred during the periods presented. The carrying amounts of the Company’s current assets and current liabilities, which are not measured at fair value on a recurring basis, are considered to be representative of their respective fair values because of the short-term nature of those accounts.

Liabilities measured at fair value on a recurring basis are as follows:

	As of September 30, 2024
Description	Total	Level 1	Level 2	Level 3
Liabilities:
Convertible notes	$4,338,024	$—	$—	$4,338,024
Warrant liabilities	1,555,345	—	—	1,555,345
Total liabilities at fair value	$5,893,369	$—	$—	$5,893,369

	As of December 31, 2023
Description	Total	Level 1	Level 2	Level 3
Liabilities:
Convertible notes	$327,969	$—	$—	$327,969
Warrant liabilities	790,215	—	—	790,215
Total liabilities at fair value	$1,118,184	$—	$—	$1,118,184

The following table provides a roll-forward of the liabilities measured at fair value on a recurring basis using Level 3 inputs for the nine months ended September 30, 2024:

2024
Convertible Notes
Balance as of beginning of period	$327,969
Issuance	3,294,383
Conversion to preferred stock	—
Fair value change	715,672
Balance as of end of period	$4,338,024

2024
Warrant liabilities
Balance as of beginning of period	$790,215
Issuance	758,438
Exercise	—
Fair value change	6,692
Balance as of end of period	$1,555,345

Opus Genetics Inc.
Notes to Condensed Financial Statements
The fair value of the convertible notes outstanding was based on both the estimated fair value of the Company’s common stock, preferred stock and cash flow models discounted at the then current implied market rates evidenced in arms-length transactions representing expected returns by market participants for similar instruments during that period and were based on Level 3 inputs. The warrant liabilities were recorded at fair value utilizing an option pricing model using significant unobservable inputs consistent with the inputs used for the Company’s stock-based compensation expense adjusted for the warrants’ expected life and the fair value of the underlying preferred stock while outstanding.

General and Administrative Expenses

General and administrative expenses consist primarily of personnel-related costs, including salaries, benefits and stock-based compensation costs, for personnel in functions not directly associated with research and development activities. Other significant costs include insurance coverage for directors and officers and other property and liability exposures, legal fees relating to intellectual property and corporate matters, professional fees for accounting and tax services and other services provided by business consultants.

Research and Development

Research and development expenses consist of costs incurred in performing research and development activities, including compensation, benefits and stock-based compensation costs for research and development employees and costs for consultants, costs associated with nonclinical studies and clinical trials, regulatory activities, manufacturing activities to support clinical activities, license fees, nonlegal patent costs, and fees paid to external service providers that conduct certain research and development.

Property and Equipment

Property and equipment is recorded at cost and reduced by accumulated depreciation. Depreciation expense is recognized over the estimated useful lives of the assets using the straight-line method. The estimated useful life for equipment and furniture is generally five years. Tangible assets acquired for research and development activities and that have alternative use are capitalized over the useful life of the acquired asset. Estimated useful lives are periodically reviewed, and, when appropriate, changes are made prospectively. When certain events or changes in operating conditions occur, asset lives may be adjusted and an impairment assessment may be performed on the recoverability of the carrying amounts. Maintenance and repairs are charged directly to expense as incurred.

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets, which consist of property and equipment and right-of-use assets for impairment whenever events or changes in circumstances indicate that the carrying value of these assets may not be recoverable. The Company assesses the recoverability of long-lived assets by determining whether or not the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the asset is considered to be impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset.

Opus Genetics Inc.
Notes to Condensed Financial Statements
Leases

The Company leases are primarily for office spaces and equipment.  The Company determines whether a contract contains a lease at inception by determining if the contract conveys the right to control the use of identified property, plant or equipment for a period of time in exchange for consideration. The Company groups lease and non-lease components for its equipment leases into a single lease component.

Right-of-use (“ROU”) assets and lease liabilities are recognized at the commencement date based on the present value of the future minimum lease payments over the lease term.  Renewal and termination clauses that are factored into the determination of the lease term, if it is reasonably certain that these options would be exercised by the Company.  Lease assets are amortized over the lease term, unless there is a transfer of title or purchase option reasonably certain of exercise, in which case the asset life is used. Certain of the Company’s lease agreements include variable payments.  Variable lease payments not dependent on an index or rate primarily consist of common area maintenance charges and are not included in the calculation of the ROU asset and lease liability and are expensed as incurred. In order to determine the present value of lease payments, the Company utilizes the risk free rate to calculate lease assets and liabilities.

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. The Company does not have leases where it is involved with the construction or design of an underlying asset.

The Company has elected the practical expedient not to recognize leases with terms of 12 months or less on the balance sheet and instead recognize the lease payments on a straight-line basis over the term of the lease and variable lease payments in the period in which the obligation for the payments is incurred. Therefore, our short-term lease expense for the period does not reflect ongoing short-term lease commitments.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with the provisions of the Financial Accounting Standards Board (“FASB”) ASC 718, Compensation — Stock Compensation. Accordingly, compensation costs related to equity instruments granted are recognized at the grant date fair value. The Company records forfeitures when they occur. Stock-based compensation arrangements to non-employees are accounted for in accordance with the applicable provisions of ASC 718.

Convertible Preferred Stock

The Company recorded all shares of convertible preferred stock, net of offering costs, for the amount of net cash proceeds remaining upon the allocation of fair value attributed to the warrants classified as a liability bundled in the transaction. The convertible preferred stock was recorded outside of stockholders’ deficit because, in the event of certain deemed liquidation events considered not solely within the Company’s control, such as a merger, acquisition or sale of all or substantially all of the Company’s assets, the convertible preferred stock will become redeemable at the option of the holders. In the event of a change of control of the Company, proceeds received from the sale of such shares will be distributed in accordance with the liquidation preferences set forth in the Company’s Second Amended and Restated Certificate of Incorporation unless the holders of convertible preferred stock had previously converted their shares of convertible preferred stock into shares of common stock. The Company has not adjusted the carrying value of the convertible preferred stock to their redemption values, since it is uncertain whether or when a redemption event will occur.

Opus Genetics Inc.
Notes to Condensed Financial Statements
Warrant Liabilities

The Company issued freestanding warrants (the “Warrants”) to purchase shares of its convertible preferred stock in connection with the June 2023 preferred stock financing. Since the underlying convertible preferred stock had contingent redemption features not under the control of the Company, the Warrants were classified as a liability in the accompanying balance sheets. The Company adjusts the carrying value of the Warrants to their estimated fair value at each reporting date, with any related increases or decreases in the fair value recorded to the change in instruments measured at fair value line item in the accompanying condensed statements of operations and comprehensive loss.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09 Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which enhances income tax disclosures primarily related to the rate reconciliation and income taxes paid information. This guidance also includes certain other amendments to improve the effectiveness of income tax disclosures. This ASU is effective for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years and should be applied on a prospective basis, with retrospective application permitted. The Company is currently evaluating the impact of adoption of this guidance on its financial statements.

2.	Supplemental Balance Sheet Information

Prepaid and Other Current Assets

Prepaid and other current assets consist of the following:

	As of
	September 30,	December 31,
	2024	2023
Security deposit	$70,710	$112,710
Prepaids	6,613	14,433
Other	360	360
Total prepaids and other current assets	$78,683	$127,503

Property and Equipment, net

Property and equipment held for use by category are presented in the following table:

	As of
	September 30,	December 31,
	2024	2023
Lab equipment	$374,304	$374,304
Total property and equipment	374,304	374,304
Less accumulated depreciation	(108,530)	(68,417)
Property and equipment, net	$265,774	$305,887

Depreciation expense was $40,113 during each of the nine months ended September 30, 2024.

Opus Genetics Inc.
Notes to Condensed Financial Statements
Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consist of the following:

	December 31,
	September 30,	December 31,
	2024	2023
Lease obligation, short term	$92,475	$114,424
Professional services	—	30,622
R&D services and supplies	—	548,666
Other	381	19,258
Total	$92,856	$712,970

3.	Commitments and Contingencies

Leases

The Company’s noncancelable finance leases are accounted for under ASC 842 with terms of greater than 12 months. The Company leases lab equipment with terms of greater than 12 months and also leases office space in North Carolina with terms of 12 months or less. The Company has elected the practical expedient not to recognize leases with terms of 12 months or less on the balance sheet and instead recognize the lease payments on a straight-line basis over the term of the lease and variable lease payments in the period in which the obligation for the payments is incurred.

The Company recognized right-of-use-assets as well as corresponding lease liabilities for the lab equipment with non-cancellable terms of greater than 12 months. The Company’s leases liabilities represents the net present value of future lease payments utilizing a discount rates that correspond to the risk free rate.

The table below presents the lease-related assets and liabilities recorded on the balance sheets:

	As of
	September 30,	December 31,
	2024	2023
Finance Leases
Assets
Financing lease right-of-use assets	$89,347	$174,362
Liabilities
Finance lease liabilities, current	$92,475	$114,424
Finance lease liabilities, non-current	—	63,450
Total finance lease liabilities	$92,475	$177,874

Weighted-average remaining lease term (years)	0.8	1.5
Weighted-average discount rate	3.9%	3.9%

Opus Genetics Inc.
Notes to Condensed Financial Statements
Lease Costs

The table below presents certain information related to the lease costs for operating and finance leases for the nine months ended September 30, 2024:

For the Nine Months Ended September 30,
2024
Operating Leases
Short term leases included in operating expenses	$5,396
Finance Leases
Amortization of right-of-use assets	85,015
Interest on lease liabilities	3,807
Net operating and finance lease cost	$94,218

The table below presents certain supplemental information related to the cash flows for finance leases recorded on the statements of cash flows:

2024
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from finance leases	$3,807
Financing cash flows from finance leases	$85,399
Lease assets obtained in exchange for lease liabilities	$—

Undiscounted Cash Flows

The table below reconciles the undiscounted cash flows for the remaining years to the lease liabilities recorded on balance sheet as of September 30, 2024:

Calendar Year	Finance Leases
2024 (October – December)	$29,736
2025	64,016
Total minimum lease payments	93,752
Less: amount of lease payments representing interest	(1,277)
Present value of future lease payments	$92,475

Opus Genetics Inc.
Notes to Condensed Financial Statements

Other

In the ordinary course of business, from time to time, the Company may be subject to a broad range of claims and legal proceedings that relate to contractual allegations, patent infringement and other claims. In addition, the Company from time to time may be potentially committed to reimburse third parties for costs incurred associated with business development related transactions upon the achievement of certain milestones. The Company establishes accruals when applicable for matters and commitments which it believes losses are probable and can be reasonably estimated. To date, no loss contingency for such matters and potential commitments have been recorded. Although it is not possible to predict with certainty the outcome of these matters or potential commitments, the Company is of the opinion that the ultimate resolution of these matters and potential commitments will not have a material adverse effect on its results of operations or financial position.

4.	Promissory Note

On August 28, 2024, the Company entered into a promissory note arrangement in the amount of $312,995 with one of its service providers to formalize payment arrangements associated with unpaid services to date. The rate of interest is equal to five and a half percent (5.5%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with unpaid interest, is due and payable on the earliest of (i) August 8, 2026 (ii) the closing of a debt financing or equity financing, (iii) the closing of a change of control transaction, (iv) the Company becomes cash flow positive and is in a position to make payment on the outstanding invoices to the holder, or (v) the occurrence of an event of default. If all unpaid principal and accrued interest shall not be paid when otherwise due, the interest rate per annum on this note shall increase from five and a half percent (5.5%) per annum to seven percent (7%) per annum.  Interest recorded during the nine months ended September 30, 2024 amounted to $1,509.

5.	Convertible Promissory Notes

The Company issued additional convertible promissory notes (principal amount of $3,947,000) during the nine month period ended September 30, 2024 (the “Convertible Notes”). Interest on outstanding principal amount was initially computed on a simple interest basis at a rate of two percent (2%) per annum. Interest is computed on the basis of a year of 360 days for the actual number of days elapsed. The Convertible Notes are also subject to default provisions in the event of non-compliance resulting in the automatic acceleration of unpaid principal and interest.

The terms of the Convertible Notes were amended at various points between March 8, 2024 and August 30, 2024 which included the extension of the maturity date to December 31, 2024 and resulted in the increase in the rate of interest from 2.0 percent to 8.0 percent.

The Company elected to account for the Convertible Notes on a fair value basis under ASC 825 to comprehensively value and streamline the accounting for the embedded features that are recapped further below. The fair value change of  the Convertible Notes was recorded to the change in instruments measured at fair value line item in the condensed statement of operations and comprehensive loss which amounted to an expense of $715,672.

Further, on March 8, 2024, warrant coverage was provided to all current noteholders with outstanding amounts and to new investors subsequent to that date. Each noteholder is entitled to warrants equal to 25% of the original principal amount of the corresponding note purchased divided by $0.8972 (the original purchase price per share of the Series Seed Preferred Stock, $0.00001 par value per share (the “Series Seed”)). In addition, via amendments to the note purchase agreement through August 30, 2024, the note financing was increased to a maximum of  $7,000,000 in proceeds through December 31, 2024.

Other major provisions of Convertible Notes are as follows:

Opus Genetics Inc.
Notes to Condensed Financial Statements
•
In the event the Company completes a Qualified Private Financing (as defined below), the then-outstanding principal amount of the note plus all accrued and previously unpaid interest would be automatically converted into fully paid and nonassessable shares of the preferred stock equity at a price per share equal to the product of (i) lowest price per share paid by investors (the “Per Share Price”) for the shares of the Company’s preferred stock sold in the Qualified Private Financing, multiplied by (ii) 80%, rounded down to the nearest whole share and otherwise on the terms and conditions provided to such investors in such Qualified Private Financing except for conversion pricing and dividend rates.  A “Qualified Private Financing” means the first equity financing following the date hereof involving the sale by the Company of a new series of preferred stock in a single transaction or series of related transactions in which the Company receives an aggregate of at least $4,500,000 in cumulative gross proceeds, including the conversion of the Convertible Notes.

•
At any time on or after the maturity date, the Company shall, at the election of the requisite holders, convert the note. The conversion would be equal to the then-outstanding principal amount of the note plus all accrued and previously unpaid interest hereunder divided by the original issue price of the Company’s then-most senior class of equity, rounded down to the nearest whole share.

•
In the event of a Change in Control (as defined below) prior to the maturity date or prior to the conversion of the note, the holder shall elect to receive at the closing of such Change in Control,  either (A) an amount equal to the amount the holder would receive out of the proceeds of such Change in Control if, immediately prior to the closing of such Change in Control, the then-outstanding principal amount of the note plus all accrued and previously unpaid interest hereunder was converted into that number of fully paid and nonassessable shares of the Company’s then most senior class of equity securities at a conversion price equal to the original issue price of such class of equity, or (B) immediately available funds equal to 200% of all unpaid principal and accrued interest then-outstanding under the note. The term “Change in Control” means a sale of the company as defined in that certain voting agreement, dated as of August 5, 2021.

6.	Convertible Preferred Stock

In August 5, 2021, the Company entered into a purchase agreement (the “August 2021 Purchase Agreement”) with certain investors to sell and issue Series Seed at a purchase price of $0.8972 per share. A total of 23,865,633 Series Seed was issued under the August 2021 Purchase Agreement.

On June 5, 2023, the Company entered into an extended purchase agreement (the “Extended Purchase Agreement”) with certain investors to sell and issue additional shares of Series Seed at $0.8972 per share (no change from the August 2021 Purchase Agreement). In addition, the May Convertible Notes (See Note 5 – Convertible Promissory Notes) were converted into Series Seed–1 Preferred Stock (“Series Seed-1”) upon the initial close under the Extended Purchase Agreement. The Series Seed and Series Seed-1 have the same terms except for conversion pricing and dividend rates. A total of 6,546,195 Series Seed shares and 2,092,503 of Series Seed-1 shares were issued under the Extended Purchase Agreement.

Lastly, in connection with the Extended Purchase Agreement, warrants (the “Warrants”) to purchase a number of shares of the Company’s Series Seed to equal 25% of the aggregate purchase price for the shares of Series Seed and Series Seed-1 that were issued. The per share exercise price of the Warrants is $0.01. See Note 7 - Warrants for further discussion of the Warrants.

The Series Seed and the Series Seed-1 are collectively referred to as “Preferred Stock”.

The authorized, issued and outstanding shares of the Preferred Stock as of September 30, 2024 and December 31, 2023 consisted of the following:

Opus Genetics Inc.
Notes to Condensed Financial Statements
As of September 30, 2024
Series	Shares Authorized	Shares Issued and Outstanding	Per share Issue Price	Current Conversion Price	Liquidation Preference	Carrying Value
Series Seed	56,053,000	30,411,828	$0.8972	$0.8972	$27,285,492	$21,261,745
Series Seed-1	2,135,000	2,092,503	$0.7178	$0.7178	1,501,999	1,318,461
Total	58,188,000	32,504,331			$28,787,491	$22,580,206

As of December 31, 2023
Series	Shares Authorized	Shares Issued and Outstanding	Per share Issue Price	Current Conversion Price	Liquidation Preference	Carrying Value
Series Seed	56,053,000	30,303,594	$0.8972	$0.8972	$27,188,385	$21,261,745
Series Seed-1	2,135,000	2,092,116	$0.7178	$0.7178	1,501,721	1,318,461
Total	58,188,000	32,395,710			$28,690,106	$22,580,206

Preferred Stock Provisions

Dividends

The holders of outstanding shares of Preferred Stock are entitled to receive, only when, as and if declared by the Board, out of any funds and assets legally available therefor, on a pari passu basis, dividends (i) at the rate of $0.06 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) for each share of Series Seed, and (ii) at the rate of $0.048 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) for each share of Series Seed-1, prior and in preference to any declaration or payment of any other dividend (other than dividends on shares of common stock payable in shares of common stock). The right to receive dividends on shares of Preferred Stock are not cumulative, and no right to dividends shall accrue to holders of Preferred Stock by reason of the fact that dividends on said shares are not declared.

No dividends were declared by the Company through September 30, 2024.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Preferred Stock then outstanding are entitled to be paid out of the assets of the Company available for distribution to its stockholders, and in the event of a deemed liquidation event, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such deemed liquidation event, as applicable, in each case on a pari passu basis, before any payment shall be made to the holders of common stock. The amount payable per share under this provision would equal the greater of (i) the applicable original issue price, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of the applicable series of Preferred Stock been converted into common stock pursuant to immediately prior to such liquidation, dissolution, winding up or deemed liquidation event. If upon any such liquidation, dissolution or winding up of the Company or deemed liquidation event, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled, the holders of shares of Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

Opus Genetics Inc.
Notes to Condensed Financial Statements
Conversion

The holders of the Preferred Stock have conversion rights where each share of Preferred Stock is convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of common stock as is determined by dividing the applicable original issue price by the applicable Conversion Price (as defined below) in effect at the time of conversion. The Conversion Price for the Series Seed at issuance and as of September 30, 2024 was equal to $0.8972 (ii) and for the Series Seed-1 at issuance and as of September 30. 2024 was equal to $0.7178. The Conversion Price is subject to adjustment under certain dilution provisions discussed further below.

Voting Rights

On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company, each holder of outstanding shares of Preferred Stock are entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Articles, holders of Preferred Stock shall vote together with the holders of common stock as a single class and on an as-converted to common stock basis. Lastly, as separate class, the Preferred Stock holders have voting rights on certain specific matters, including amendments to the Company’s organizational documents, size of the Board, the creation or issuance of capital stock that is senior to the Series Seed and Series Seed-1, or matters involving the issuance of certain debt securities.

The holders of record of the shares of Preferred Stock, exclusively and as a separate class on an as-converted basis, shall be entitled to elect three (3) directors of the Company and the holders of record of the shares of common stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Company.

Dilution

The Preferred Stock is subject to certain adjustments if additional shares of common stock  are issued by the Company other than in the event of exempted issuances as defined in the Company’s Second Amended and Restated Certificate of Incorporation.

Lastly, no adjustment in any Conversion Price shall be made as the result of the issuance or deemed issuance of additional shares of common stock if the Company receives written notice from the requisite holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such additional shares of common stock.

Mandatory Conversion

Upon either (a) the closing of the sale of shares of common stock to the public at a price of at least $4.486 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the common stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $25,000,000 of gross proceeds to the Company and in connection with such offering the common stock is listed for trading on the Nasdaq Stock Market’s National Market, the New York Stock Exchange or another exchange or marketplace approved the Board, or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the requisite holders, then all outstanding shares of Preferred Stock shall automatically be converted into shares of common stock.

Opus Genetics Inc.
Notes to Condensed Financial Statements
7.	Warrants

In connection with the Extended Purchase Agreement discussed in Note 6 - Convertible Preferred Stock above,  the Company issued Warrants to purchase 3,232,825 shares of the Company’s Series Seed convertible preferred stock through September 30, 2024. In addition, the Company issued Warrants in connection with the Convertible Notes during the nine months ended September 30, 2024 in the amount of 1,197,331 shares. The Warrants are freestanding. Since the Warrants are issuable into the underlying Series Seed where there are contingent redemption provisions, the Warrants were classified as a liability in the accompanying balance sheets.

No Warrants were exercised during the nine month period ended September 30, 2024. As of September 30, 2024, 2,451,640 Warrants remained outstanding. The fair value change of the Warrants is recorded to the change in instruments measured at fair value line item in the condensed statements of operations and comprehensive loss which amounted to a $6,692 during the nine months ended September 30, 2024.

The per share exercise price of the Warrants is equal to $0.01, subject to adjustment pursuant hereto. The Warrants expire and shall no longer be exercisable as of the earlier of (a) the seven year anniversary of the issuance date; (b) immediately prior to a deemed liquidation event, or (c) immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act covering the offering and sale of the Company’s common stock.

The fair value of the Warrants as of September 30, 2024 was based on a waterfall method utilizing implied equity value. The underlying equity value used was the fair value based on the Company’s Series Seed valuations effective on September 30, 2024.

8.	Stock-based Compensation

Stock-based compensation expense was included in general and administrative and research and development costs as follows in the accompanying condensed statements of operations and comprehensive loss for the periods indicated below:

Nine Months Ended
September 30,
2024
General and administrative	$261,864
Research and development	18,603
Total stock-based compensation	$280,467

2021 Equity Incentive Plan

On January 7, 2021, the stockholders of the Company approved the 2021 Stock Option Plan (the “2021 Plan”) for the issuance of stock options.  Under the 2021 Plan, 5,576,465 shares of common stock were reserved for the granting of incentive and nonstatutory stock options.

During the nine months ended September 30, 2024, 2,182,085 stock options were granted to an officer vesting over a twenty-four (24) month period.

Opus Genetics Inc.
Notes to Condensed Financial Statements

The weighted average fair value per share of options granted during the nine months ended September 30, 2024 was $0.21. The Company measures the fair value of stock options with service-based vesting criteria to employees, directors and consultants on the date of grant using the Black-Scholes option pricing model. The Company does not have adequate history to support an internal calculation of volatility and expected term. As such, the Company has used a weighted average volatility considering the volatilities of several guideline companies.

For purposes of identifying similar entities (guideline companies), the Company considered characteristics such as industry, length of trading history, and stage of life cycle. The average expected life of the options was based on the contractual term for agreements that allow for exercise of vested options through the end of the contractual term upon termination of continuous service, and for all other agreements, was based on the mid‑point between the vesting date and the end of the contractual term according to the “simplified method” as described in Staff Accounting Bulletin 110. The risk‑free interest rate is determined by reference to implied yields available from U.S. Treasury securities with a remaining term equal to the expected life assumed at the date of grant. The Company records forfeitures when they occur. The assumed dividend yield was based on the Company’s expectation of not paying dividends in the foreseeable future.

The weighted average assumptions used in the Black-Scholes option pricing model are as follows during the nine months ended September 30, 2024:

2024

Expected stock price volatility	90.0%
Expected life of options (years)	5.5
Expected dividend yield	—%
Risk free interest rate	3.5%

During the nine months ended September 30, 2024 1,709,612 stock options vested and 363,011 stock options were forfeited. There were no exercises of stock options during the nine months ended September 30, 2024.

Unrecognized stock-based compensation cost was $572,368 as of September 30, 2024. The unrecognized stock-based compensation cost is expected to be recognized over a weighted average period of 1.9 years. As of September 30, 2024, 271,203 shares in the aggregate were available for future issuance under the 2021 Plan and Inducement Plan.

9.	Income Taxes

The effective tax rate for the nine months ended September 30, 2024 was zero percent. As of September 30, 2024 and since the Company’s inception, a full valuation allowance has been established to reduce the Company’s net deferred income tax assets to the amount expected to be realized. As such, no tax benefit related to the Company’s pre-tax loss was recognized for any of the periods presented.

The Company’s annual tax returns since 2021 remain open to possible examination by any taxing agency.

10.	Subsequent Events

For the purposes of the condensed financial statements as of September 30, 2024 and for the nine months ended September 30, 2024, the Company has completed an evaluation of all subsequent events through January 7, 2025,   the date the condensed financial statements were issued. The Company has concluded that the following events or transactions below require disclosure.

Opus Genetics Inc.
Notes to Condensed Financial Statements
Acquisition by Ocuphire Pharma, Inc.

October 22, 2024, Ocuphire acquired Opus in accordance with the terms of a Merger Agreement. The Merger was intended to constitute an integrated transaction that qualified as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986 for U.S. federal income tax purposes.

Following the Merger, Ocuphire was renamed as Opus Genetics, Inc., effective October 23, 2024.

Under the terms of the Merger Agreement, at the closing of the Merger, Ocuphire issued to the securityholders of Opus 5,237,063 shares of the common stock of Ocuphire, par value $0.0001 per share (the “Common Stock”), and 14,145.374 shares of preferred stock, par value $0.0001 per share, designated as Series A Non-Voting Convertible Preferred Stock (“Series A Preferred Stock”), each share of which is convertible into 1,000 shares of Common Stock, including the approval of such conversion by Ocuphire’s stockholders.